      As filed with the Securities and Exchange Commission August 10, 2000

                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                              PENNACO ENERGY, INC.
                            PENNACO CAPITAL TRUST I
             (Exact Name of Registrant As Specified In Its Charter)

                Delaware                               88-0384598
    (State or other jurisdiction of                   Applied For
     incorporation or organization)                 (I.R.S. Employer
                                                 Identification Number)

                               ----------------

                          1050 17th Street, Suite 700
                             Denver, Colorado 80265
                                 (303) 629-6700
  (Address, including zip code, and telephone number, including area code, of
                  Registration's principal executive offices)

                  Glen C. Warren, Jr., Chief Financial Officer
                              Pennaco Energy, Inc.
                          1050 17th Street, Suite 700
                             Denver, Colorado 80265
                                 (303) 629-6700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               G. Michael O'Leary
                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002

                               ----------------

      Approximate date of commencement of the proposed sale to the public:
   From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                               Proposed Maximum
 Title of Each Class of Securities to be          Aggregate                Amount of
                Registered                  Offering Price (1)(2)       Registration Fee
----------------------------------------------------------------------------------------
Senior Debt Securities of Pennaco Energy,
 Inc. (3).................................
----------------------------------------------------------------------------------------
Subordinated Debt Securities of Pennaco
 Energy, Inc. (3).........................
----------------------------------------------------------------------------------------
Common Stock of Pennaco Energy, Inc. (4)
 (5)......................................
----------------------------------------------------------------------------------------
Preferred Stock of Pennaco Energy, Inc.
 (6)......................................
----------------------------------------------------------------------------------------
Common Stock Purchase Warrants of Pennaco
 Energy, Inc. (7).........................
----------------------------------------------------------------------------------------
Trust Preferred Securities of Pennaco
 Capital
 Trust I (8)..............................
----------------------------------------------------------------------------------------
Guarantee of Trust Preferred Securities by
 Pennaco Energy, Inc. (9)..............
----------------------------------------------------------------------------------------
  Total.................................         $100,000,000               $26,400

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The proposed maximum offering price per security or unit will be determined by Pennaco Energy, Inc. from time to time in connection with its issuance of the securities registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) An indeterminate principal amount of Senior Debt Securities or Subordinated Debt Securities of Pennaco Energy, Inc. as may be sold from time to time are being registered hereunder. If any Senior Debt Securities or Subordinated Debt Securities of Pennaco Energy, Inc. are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the dollar amount of any securities previously issued hereunder.
(4) An indeterminate number of shares of Common Stock of Pennaco Energy, Inc.
    as may be sold from time to time are being registered hereunder. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion or exchange for any Debt Securities, Preferred Stock or Trust Preferred Securities, that provide for conversion or exchange into Common Stock. No separate consideration will be received for the Common Stock issuable upon conversion of or in exchange for such securities.
(5) Each share of Common Stock is accompanied by a common share purchase right pursuant to the Rights Agreement, dated as of February 24, 1999, between Pennaco Energy, Inc. and Harris Trust and Savings Bank, as rights agent.
(6) An indeterminate number of shares of Preferred Stock of Pennaco Energy, Inc. as may be sold from time to time are being registered hereunder.
(7) An indeterminate number of Common Stock Purchase Warrants of Pennaco
    Energy, Inc., under which the holder, upon settlement of the Common Stock Purchase Warrant, will purchase an indeterminate number of shares of Common Stock of Pennaco Energy, Inc.
(8) An indeterminate amount and number of Trust Preferred Securities as may be sold from time to time are being registered hereunder.
(9) No separate consideration will be received for the Guarantee of the Trust Preferred Securities. The Guarantee includes the rights of holders of Trust Preferred Securities under the guarantee and certain back-up undertakings, as described in this Registration Statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to buy nor + +shall there be any sale of these securities in any State in which such offer, + +solicitation or sale would be unlawful prior to registration or qualification +
+under the securities laws of any such State.                                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, Dated August 10, 2000.

PROSPECTUS

                                  $100,000,000
                              Pennaco Energy, Inc.
                             Senior Debt Securities
                          Subordinated Debt Securities
                                Preferred Stock
                                  Common Stock

                                  -----------

                            Pennaco Capital Trust I
                           Trust Preferred Securities
                      (Guaranteed by Pennaco Energy, Inc.)

The Company:

  --Pennaco Energy, Inc. is an independent natural gas exploration and production company.

  --Our address is:
   Pennaco Energy, Inc.
   1050 17th Street, Suite 700
   Denver, Colorado 80265
   (303) 629-6700

The Trust:

  --Pennaco Capital Trust I is a Delaware statutory business trust.

The Securities and the Offering:

  Pennaco Energy, Inc. may offer and sell from time to time in one or more offerings:

  --secured or unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures and/or other secured or unsecured evidences of indebtedness in one or more series which may be convertible for shares of our common stock;

  --shares of preferred stock, in one or more series, which may be convertible or exchangeable for common stock or debt securities;

  --shares of common stock; and

  --common stock purchase warrants.

  Pennaco Capital Trust I, a wholly owned subsidiary of Pennaco Energy, Inc., may issue in one offering one series of trust preferred securities representing undivided beneficial interests in the assets of the trust. As described in this document, we will provide a limited guarantee of the payment by the trust of distributions on the trust preferred securities and the payment upon liquidation and redemption.

  The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

  We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplement(s) carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

  Our common stock is listed for trading on the American Stock Exchange under the symbol "PN."

     This Investment Involves Risk. See "Risk Factors" Beginning on Page 3.

  Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                               Table of Contents

About this Prospectus.....................................................   1
Where You Can Find More Information.......................................   1
Incorporation by Reference................................................   2
Pennaco Energy, Inc.......................................................   2
Risk Factors..............................................................   3
Forward-Looking Statements................................................   9
Use of Proceeds...........................................................   9
Ratios of Earnings to Fixed Charges.......................................   9
Description of Debt Securities............................................   9
Description of Equity Securities..........................................  15
Description of Common Stock Purchase Warrants.............................  20
Description of Trust Preferred Securities.................................  21
Description of the Trust Guarantee........................................  22
Relationship Among the Trust Preferred Securities, the Subordinated Debt
 Securities and the Trust Guarantee.......................................  25
Plan of Distribution......................................................  26
Legal Matters.............................................................  27
Experts...................................................................  27

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings up to a total offering amount of $100 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

   As used in this prospectus, (a) any reference to the "Company," "Pennaco," "we," "our," "ours" or "us" means Pennaco Energy, Inc. and (b) the "trust" means Pennaco Capital Trust I.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934. You may inspect those reports, proxy statements and other information at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. You may also obtain copies of those materials from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our SEC filings are available to the public over the Internet or at the SEC's web site at http://www.sec.gov.

   You may request a copy of these filings by writing or calling us at the following address:

     Pennaco Energy, Inc.
     1050 17th Street, Suite 700
     Denver, Colorado 80265
     (303) 629-6700

   We have filed with the SEC a registration statement on Form S-3 covering the securities offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the securities being offered, please review the registration statement and the exhibits that are filed with it.

                           INCORPORATION BY REFERENCE

   The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

   The following documents that we have filed with the SEC are incorporated by reference into this prospectus:

  .  Our Annual Report on Form 10-KSB for the year ended December 31, 1999;

  .  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

  .  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;
     and

  . The descriptions of our common stock and the common share purchase rights associated with our common stock contained in our Registration Statement on Form 8-A filed April 16, 1999, including any amendment or report filed for the purpose of updating such description.

   All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

   We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at the following address: Pennaco Energy, Inc. Attention: Glen C. Warren, Jr., 1050 17th Street, Suite 700, Denver, Colorado 80265 (303) 629-6700.

                              PENNACO ENERGY, INC.

   We are an independent exploration and production company. Our current operations are completely focused on the exploration, development, acquisition, and production of natural gas from coal bed methane properties located in the Powder River Basin of northeastern Wyoming and southeastern Montana. We are one of the largest holders of oil and gas leases covering coal bed methane properties in the Powder River Basin and we believe that Pennaco is the only publicly traded company focused solely on coal bed methane development in the Powder River Basin. We were the most active coal bed methane operator in the Powder River Basin in 1999 with 473 gross wells drilled and operated by the Company, based on State of Wyoming Oil and Gas Commission information.

   Our objective is to build an exploration and production company focused on creating value for our stockholders through profitable per share growth in reserves, production and cash flow.

   We are incorporated in Delaware. Our principal executive offices are located at 1050 17th Street, Suite 700, Denver, Colorado 80265 (303) 629-6700.

                                  RISK FACTORS

   The securities to be offered by this prospectus may involve a high degree of risk. These risks will be set forth in the prospectus supplement relating to each such security. Certain risk factors relating to our business are set forth below. These risk factors may be supplemented and amended by any risk factors set forth in a prospectus supplement.

We depend on gas gathering, compression and transportation facilities to move our production to market and we cannot guarantee that these facilities will be available when needed or that we will have access to these facilities when needed. If these facilities are not available, we will be unable to sell the natural gas we have produced.

   The marketability of our natural gas production depends in part on the availability, proximity and capacity of gas gathering and compression systems, pipelines and if necessary, processing facilities. To accommodate the amount of gas expected to be produced in the area, existing pipelines must eventually be expanded. The expansion of pipeline capacity in the area is likely to require significant capital outlays by the pipeline companies and the related plans and specifications are subject to government regulatory review, permits and approvals. This approval process may result in delays in the commencement and completion of any pipeline construction project. Our ability to market our natural gas production could also be limited because much of our gas production is transported on an interruptible basis and, therefore, the transporter could unilaterally elect to stop transporting our natural gas due to lack of available capacity. We cannot guarantee that our wells will not be shut-in for significant periods of time due to the lack of capacity in existing pipelines or an interruption in the transportation we have contracted for. Further, we cannot guarantee that existing pipeline capacity will be expanded on a timely basis or that we will be permitted to transport any volumes on these pipelines.

Estimates of oil and gas reserves are uncertain and inherently imprecise. Our actual reserves could be materially less than the estimates incorporated by reference in this document.

   This document incorporates by reference estimates of our proved natural gas reserves and the estimated future net revenues from these reserves. These estimates are based upon various assumptions, including assumptions relating to natural gas prices, drilling and operating expenses, capital expenditures, taxes and the availability of funds. The process of estimating natural gas reserves is complex. This process requires significant judgment in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise. Because of the limited amount of performance data currently available for our wells, the potential for future reserve revisions, either upward or downward, is significantly greater than normal.

   Actual future production, natural gas prices, revenues, operating expenses, taxes, development expenditures and quantities of recoverable natural gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of future net revenues set forth in this document. Our properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing natural gas prices and other factors, many of which are beyond our control.

   At January 1, 2000, approximately 31% of our estimated proved reserves were undeveloped. Undeveloped reserves, by their nature, are less certain. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data assumes that we will make significant capital expenditures to develop our reserves. Although we have prepared estimates of our natural gas reserves and the costs associated with these reserves in accordance with industry standards, we cannot assure you that the estimated costs are accurate, that development will occur as scheduled or that the actual results will be as estimated.

   You should not assume that the present value of future net cash flows referred to in this document is the current market value of our estimated natural gas reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by natural gas purchasers or changes in governmental regulations or taxation could also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor. The effective interest rate at various times and the risks associated with Pennaco or the oil and gas industry in general will affect the accuracy of the 10% discount factor.

We have a limited operating history.

   We generated no revenues until April 1999. We are subject to all the risks inherent in the development of a new business. There is a limited operating history upon which to base an assumption that we will be able to successfully implement our business plans and achieve our business goals.

Compliance with environmental laws and regulations could limit our drilling activities and increase our costs to operate. In turn, this could adversely affect our development program.

   The Wyoming Department of Environmental Quality controls the permitting process relating to the surface discharge of water produced from our drilling and production operations. The permitting process often requires testing and analysis regarding the effect of water discharge on both the underground aquifers and the surface, including erosion, irrigation and mineral deposits at the discharge point. The completion of these studies as well as the implementation of required remediation processes often causes considerable delay in dewatering our wells and establishing commercial production. In some cases, it may be necessary to install and operate treatment facilities or to drill disposal wells to reinject the produced water back into underground sedimentary formations adjacent to the coal seams. In the event we are unable to obtain the appropriate permits or if applicable laws or regulations require water to be disposed of in an alternative manner, the costs to dispose produced water will increase. These costs could have a material adverse effect on some of our operations in this area, including potentially rendering future production and development in these affected areas uneconomic.

   Drilling on federal lands in a large portion of the Powder River Basin is currently limited until the completion of an environmental impact statement, or EIS, by the BLM. The number of drilling permits allowed on federal lands subject to the EIS are limited until the EIS is complete. This limitation could adversely affect our ability to drill on federal lands. Approximately 50% of our leasehold is comprised of federal acreage.

   An EIS, the Existing EIS, was completed in November 1999 but will only allow the issuance of approximately 800 to 1,000 drilling permits on federal lands. Pennaco has received approximately 50 of these federal permits and estimates that it will receive approximately 100 of these permits in total. The New EIS will allow the drilling of wells on federal lands beyond the limits of the Existing EIS. The BLM estimates that the New EIS, which began in the first quarter of 2000, will require approximately 18 months to complete. The BLM also estimates that the new EIS, when completed, will allow the drilling of 15,000 to 30,000 wells on federal, state and fee lands in the Wyoming portion of the Powder River Basin before further drilling on federal lands is restricted. Finally, there can be no assurance that the BLM will issue new drilling permits on federal lands, once the New EIS is complete, at a pace that will allow the Company to meet its drilling and growth objectives.

   The BLM has also initiated an environmental assessment, or EA, which is expected to allow the drilling of 1,500 to 2,500 wells on federal lands in the Powder River Basin for the purpose of preventing the drainage of natural gas from federal lands by producing wells on adjoining fee or state lands. The BLM estimates that the

EA will be completed in the fourth quarter of 2000. We cannot provide any assurance as to the ultimate completion date of the New EIS or EA or that, when completed, the New EIS and EA will permit us to develop our properties according to our current plans.

   We could face significant liabilities to governmental agencies and third parties for discharging oil, natural gas or other pollutants into the air, soil or water, and be required to spend substantial amounts on investigations, litigation and remediation. We cannot be certain that existing environmental laws or regulations, as interpreted now or in the future, or future laws or regulations will not materially adversely affect our results of operations and financial condition or that we will not face material indemnity claims with respect to properties we own. Our industry is subject to extensive regulation which may increase our costs.

Our business is subject to substantial regulation under local, state and federal laws relating to the exploration for, and the development, production, marketing, pricing, transportation and storage of natural gas, as well as environmental and safety matters.

   New laws or regulations, or changes to current requirements, could have a material adverse effect on our business. In the past, prices of natural gas have been controlled by governmental regulation and there can be no assurance that price controls will not be implemented again.

Depressed prices for natural gas would affect our business.

   Our revenues, operating results, profitability, future rate of growth and the carrying value of our properties depend heavily on prevailing market prices for natural gas. We expect the markets for natural gas to continue to be volatile. Any substantial or extended decline in the price of natural gas would have a material adverse effect on our financial condition and results of operations. A decline could reduce our cash flow and borrowing capacity, as well as the value and quantity of our natural gas reserves. Various factors beyond our control will affect prices of natural gas, including:

  --North American supplies of natural gas;

  --domestic economic conditions;

  --marketability of production;

  --the level of consumer demand;

  --the price, availability and acceptance of alternative fuels;

  --the availability of pipeline and compressor capacity;

  --weather conditions; and

  --actions of federal, state, local and foreign authorities.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of natural gas.

We face risks related to title to the leases we enter into that may result in additional costs and affect our operating results.

   It is customary in the oil and gas industry to acquire a leasehold interest in a property based upon a preliminary title investigation. If the title to the leases we plan to acquire is defective, we could lose the money already spent on acquisition and development, or incur substantial costs to cure the title defect. Our oil and gas leases give us the right to develop and produce oil and gas from the leased properties. It is possible that the terms of our oil and gas leases may be interpreted differently depending on the state in which the property is located. For instance, royalty calculations can be substantially different from state to state, depending on each state's interpretation of lease language concerning the costs of production. We cannot guarantee that there will be no litigation concerning the proper interpretation of the terms of our leases. Adverse decisions in such litigation could result in material costs or the loss of one or more leases.

We face competition from other companies in the exploration and development of natural gas and for the acquisition of suitable leasehold interests. This competition could result in an increase in our costs to acquire leasehold interests and/or reduce the margins we achieve on sales of natural gas.

   Competition to acquire leasehold interests, as well as competition in the oil and gas exploration and production industry as a whole, is intense. We compete with a number of companies that possess greater financial, marketing, personnel, and other resources than are available to us. Different companies evaluate potential acquisitions differently. This results in widely differing bids. If other bidders are willing to pay higher prices than we believe are supported by our evaluation criteria, then our ability to acquire prospects could be limited. Low or uncertain prices for leasehold interests could cause potential sellers to withhold or withdraw properties from the market. In such an environment, we cannot guarantee that there will be a sufficient number of suitable prospects available for acquisition. We may also be limited in our options for developing prospects. As consolidation continues in the Powder River Basin we expect leasehold acquisition costs to increase. In this type of an environment, we will be required to acquire leasehold interests for costs that are greater than we have paid historically.

We may not be able to obtain adequate financing to execute our operating strategy.

   We will address our long-term liquidity needs through the use of bank credit facilities, the issuance of debt and equity securities, joint venture financing, production payments and the use of cash provided by operating activities.

   The availability of these sources of capital will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, natural gas prices and the market value and operating performance of Pennaco. We may be unable to execute our operating strategy if we cannot obtain capital from these sources.

Shut-in wells, curtailed production and other production interruptions may affect our ability to do business and result in decreased revenues.

   Our production may be curtailed or shut-in for considerable periods of time due to any of the following factors:

  --a lack of market demand;

  --government regulation;

  --pipeline and processing interruptions;

  --production allocations;

  --equipment or manpower shortages;

  --diminished pipeline capacity; and

  --force majeure.

These curtailments may continue for a considerable period of time resulting in a material adverse effect on our results of operations and financial condition.

We are subject to operating risks that may not be covered by our insurance.

   The exploration for and production of natural gas involves certain operating hazards, such as:

  --well blowouts;

  --craterings;

  --explosions;

  --fires;

  --uncontrollable flows of natural gas or well fluids;

  --formations with abnormal pressures;

  --pipeline ruptures or spills;

  --pollution;

  --releases of toxic gas; and

  --other environmental hazards and risks.

   Any of these hazards could cause us to suffer substantial losses if they occur. We may also be liable for environmental damage caused by previous owners of the property we have leased. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate our funds available for acquisitions, exploration and development or cause us to suffer losses. In accordance with customary industry practices, we maintain insurance against some, but not all, risks and losses. We currently carry well control insurance as well as property and general liability insurance. We may elect to self-insure if our management believes that the cost of insurance, although available, is excessive relative to the risks presented. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our financial condition and results of operations.

Exploratory drilling is an uncertain process with many risks.

   Exploratory drilling involves numerous risks, including the risk that we will not find any commercially productive natural gas reservoirs. The cost of drilling, completing and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations, including:

  --unexpected drilling conditions;

  --pressure or irregularities in formations;

  --equipment failures or accidents;

  --adverse weather conditions;

  --compliance with governmental requirements; and

  --shortages or delays in the availability of drilling rigs and the delivery of equipment.

   Our future drilling activities may not be successful, nor can we be sure that our overall drilling success rate or our drilling success rate for activity within a particular area will not decline. Unsuccessful drilling activities could have a material adverse effect on our results of operations and financial condition. Also, we may not be able to obtain any options or lease rights in potential drilling locations. Although we have identified numerous potential drilling locations, we cannot be sure that we will ever drill them or that we will produce natural gas from them or any other potential drilling locations.

Hedging transactions may limit our potential gains.

   To manage our exposure to price risks in the marketing of our natural gas, we may enter into natural gas price hedging arrangements with respect to a portion of our current production. These arrangements may include futures contracts on the New York Mercantile Exchange or in the private over-the-counter market. While intended to reduce the effects of volatile natural gas prices, these transactions may limit our potential gains if natural gas prices were to rise substantially over the price established by the hedge. In addition, such transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

  --our production is less than expected;

  --there is a widening of price differentials between delivery points for our production and the delivery point assumed in the hedge arrangement;

  --the counterparties to our future contracts fail to perform the contracts;
   or

  --a sudden, unexpected event materially impacts natural gas prices.

The loss of key personnel could adversely affect our ability to operate.

   Our operations depend on a relatively small group of key management and technical personnel. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on Pennaco. We have entered into employment agreements with only two of our principal executive officers, Mr. Rady and Mr. Warren. Our future success will depend on our ability to attract and retain skilled management personnel.

Our shares that are eligible for future sale may have an adverse effect on the price of our stock.

   As of December 31, 1999, 18,813,344 shares of common stock were outstanding. In addition, options and warrants to purchase 4,024,978 shares are outstanding, of which 1,249,500 were exercisable at December 31, 1999. These outstanding options and warrants are exercisable at prices ranging from $1.25 to $11.13 per share. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock could adversely affect the market price of the common stock and could impair our ability to raise capital through the sale of our equity securities.

We do not anticipate paying dividends in the foreseeable future.

   We do not anticipate paying cash dividends on our common stock in the foreseeable future. Further, our ability to pay dividends is limited by our credit facility with US Bank.

Our certificate of incorporation and bylaws have provisions that discourage corporate takeovers and could prevent stockholders from realizing a premium on their investment.

   Provisions in our certificate of incorporation, bylaws and stockholders' rights plan and the provisions of the Delaware General Corporation Law may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. Our certificate of incorporation provides for a classified board of directors. Our certificate of incorporation also authorizes our board of directors to issue preferred stock without stockholder approval and to set the rights, preferences, voting rights and other designations of those shares as the board may determine. Additional provisions include restrictions on business combinations and the availability of authorized but unissued common stock. These provisions, alone or in combination with each other and with the rights plan described below, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their common stock.

   Our board of directors has adopted a stockholders' rights plan. The rights plan is designed to enhance the board's ability to prevent an acquirer from depriving stockholders of the long-term value of their investment and to protect stockholders against attempts to acquire Pennaco by means of unfair or abusive takeover tactics. However, the existence of the rights plan may impede a takeover of Pennaco not supported by the board, including a takeover that may be desired by a majority of our stockholders or involving a premium over the prevailing stock price.

                           FORWARD-LOOKING STATEMENTS

   Some of the statements contained in this prospectus that relate to our business and the industry we operate in are forward-looking. Statements or assumptions related to or underlying such forward-looking statements include, without limitation, statements regarding:

  . the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

  . our ability to increase our reserves through exploration and development;

  . the number of locations to be drilled and the time frame within which they will be drilled;

  . our ability to transport gas out of the Powder River Basin in a timely fashion;

  .  anticipated domestic demand for natural gas; and

  .  the adequacy of our sources of capital resources and liquidity.

   Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under the caption "Risk Factors".

                                USE OF PROCEEDS

   Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus to refinance certain existing indebtedness and for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. The trust will use the net proceeds it receives from any sale of trust preferred securities offered by this prospectus to purchase subordinated debt securities from us.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                            FOR PENNACO ENERGY, INC.

   A description of our ratio of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends, as applicable, will appear in an applicable prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

   Any debt securities we offer under our prospectus supplement will be our direct general obligations. The debt securities may be secured or unsecured. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." Together the senior indenture and the subordinated indenture are called "indentures."

   If Pennaco Capital Trust I issues trust preferred securities, we will also issue subordinated debt securities to the trust or a trustee. If the trust is subsequently dissolved upon the occurrence of the events described in the prospectus supplement relating to the trust preferred securities, the trust or trustee may distribute these subordinated debt securities ratably to the holders of trust preferred securities.

   We have summarized selected provisions of the indentures below. The summary is not complete.

General

   The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt. If the debt securities are secured, the nature of the security will be described in the prospectus supplement.

   We conduct a substantial part of our operations through our subsidiaries. To the extent of such operations, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourselves be a creditor with recognized claims against any subsidiary. Our ability to pay the principal of and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, interest or other charges by our subsidiaries.

   A prospectus supplement and an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  .  the title and type of the debt securities;

  .  the total principal amount of the debt securities;

  . the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  .  the percentage of the principal of the debt securities will be payable;

  . the interest rate which the debt securities will bear and the interest payment dates, if any, for the debt securities;

  . the form of the subordinated debt securities we will issue to the trust or a trustee if the trust issues trust preferred securities;

  . in the case of subordinated debt securities issued to the trust or trustees, the right to extend payment periods and the duration of that extension;

  .  any optional redemption periods;

  . any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  . any provisions granting special rights to holders when a specified event occurs;

  .  any changes to or additional events of default or covenants;

  . any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

  .  any other terms of the debt securities.

   None of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

   Debt securities of a series may be issued in registered, coupon or global form.

Denominations

   The prospectus supplement for each issuance of debt securities will state that the securities will be issued in registered form of $1,000 each or multiples thereof.

Subordination

   Under a subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  . of any insolvency, bankruptcy or similar proceeding involving us or our property; or

  . we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

   The subordinated indenture will not limit the amount of senior debt that we may incur. "Senior debt" includes all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, not expressed to be subordinate or junior in right of payment to any of our other indebtedness.

Consolidation, Merger or Sale

   Each indenture generally will permit a consolidation or merger between us and another corporation. They also will permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will consolidate or merge with or into any other corporation or sell all or substantially all of our assets only according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under any indenture and under the debt securities.

Modification of Indentures

   Each indenture will provide that our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

Events of Default

   "Event of default," when used in an indenture, will mean any of the following:

  . failure to pay the principal of or any premium on any debt security when due;

  .  failure to deposit any sinking fund payment when due;

  .  failure to pay interest on any debt security for 30 days;

  . failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

  .  certain events in bankruptcy, insolvency or reorganization of us; or

  . any other event of default included in any indenture or supplemental indenture.

   An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

   If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

   Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

   Under the indentures, we will:

  . pay the principal of, and interest and any premium on, the debt securities when due;

  .  maintain a place of payment;

  . deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

  . deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

   We will describe any restrictive covenants in the prospectus supplement.

Payment and Transfer

   Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

   Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

   Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which the Depositary Trust Company, or DTC, acts as depositary.

   Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

   Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

   Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We have been advised by DTC that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

   Neither we, nor any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

   A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  . DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

  . we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

  . there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

   Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations of $1,000 and integral multiples thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

   Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

   DTC has advised us that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global debt security are credited and only in respect of the aggregate principal amount as to which the participant or participants has or have given direction.

   DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Defeasance

   We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

   This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Meetings

   Each indenture contains provisions describing how meetings of the holders of debt securities of a series may be convened. A notice of the meeting must always be given in the manner described under "--Notices" below. Generally speaking, except for any consent that must be given by all holders of a series as described under "--Modification of Indentures" above, any resolution presented at a meeting of the holders of a series of debt securities may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, unless the indenture allows the action to be voted upon to be taken with the approval of the holders of a different specified percentage of principal amount of outstanding debt securities of a series. In that case, the holders of outstanding debt securities of at least the specified percentage must vote in favor of the action for the action to be approved. Any resolution passed or decision taken at any meeting of holders of debt securities of any series in accordance with the applicable indenture will be binding on all holders of debt securities of that series and any related coupons, unless, as discussed in "--Modification of Indentures" above, the action is only effective against holders that have approved it. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding debt securities of a series.

Governing Law

   Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

   Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No Personal Liability of Officers, Directors, Employees or Stockholders

   No director, officer, employee or stockholder, as such, of ours or of any of our affiliates shall have any personal liability in respect of our obligations under any indenture or the debt securities by reason of his, her or its status as such.

                        DESCRIPTION OF EQUITY SECURITIES

   As of July 31, 2000, our authorized capital stock consisted of 50,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. The following summary of the terms and provisions of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which have been filed as exhibits to our registration statement, of which this prospectus is a part, and applicable law.

Common Stock

 Listing

   Our outstanding shares of common stock are listed on the American Stock Exchange under the symbol "PN."

 Dividends

   We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operation, capital requirements and other factors that the board of directors deems to be relevant. In addition, our credit facility contains restrictions on our ability to pay cash dividends.

 Voting Rights

   Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of our common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our stockholders. Holders of common stock may not cumulate their votes in the election of directors.

 Other Rights

   We will notify our stockholders of any stockholders' meetings according to our bylaws and applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, our stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders, if we have outstanding preferred stock at such time. The holders of common stock have no statutory preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.

Preferred Stock

   Subject to the provisions of our certificate of incorporation, the board of directors has the authority to issue up to 10,000,000 shares of preferred stock without the approval of our stockholders. The following description of the terms of the preferred stock sets forth the general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and with the Secretary of State of Delaware and the specific designations and rights will be described in a prospectus relating to the preferred stock, including the following terms:

  . the series, the number of shares offered and the liquidation value of the preferred stock;

  .  the price at which the preferred stock will be issued;

  . whether the preferred stock is entitled to dividends, and if so, the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

  .  whether there is a liquidation preference for the preferred stock;

  .  whether the preferred stock has voting rights;

  . whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any redemption or sinking fund;

  . whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any conversion; and

  . any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

   Our board of directors can, without the approval of the stockholders, issue one or more series of preferred stock. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. Under some circumstances, preferred stock could restrict dividend payments to the holders of our common stock.

   Undesignated preferred stock may enable our board of directors to render more difficult or to discourage a third party's attempt to obtain control of Pennaco by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, this issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Anti-Takeover Provisions

   Certain provisions in our certificate of incorporation, bylaws and our stockholders' rights plan and provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

 Classified Board of Directors and Limitations of Removal of Directors

   Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, and the terms of office of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. Directors can only be removed for cause. A staggered board makes it more difficult for stockholders to change the majority of the directors and instead promotes a continuity of existing management.

 No Stockholder Action Without a Meeting

   Under the DGCL, unless the certificate of incorporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken, instead, without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present or voted. Our certificate of incorporation provide that stockholder action may be taken only at an annual or special meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting.

 Blank Check Preferred Stock

   Our certificate of incorporation authorizes the issuance of blank check preferred stock. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to the preferred stock and could issue the preferred stock in either a private or public transaction without the approval of our stockholders. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which the board of directors opposes.

 Delaware Takeover Statute.

   We are subject to Section 203 of the DGCL. In general, Section 203 prevents an interested stockholder, i.e., any person owning 15% or more of the Company's outstanding voting stock, from engaging in a business combination, as defined below, with a Delaware corporation for a period of three years from the date such person becomes an interested stockholder of such corporation, unless:

  . before such person became an interested stockholder, the board of directors of the corporation approved the transaction or the business combination in which the interested stockholder became an interested stockholder;

  . upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

  . on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

   Section 203 defines a "business combination" to include:

  . any merger or consolidation involving a corporation and an interested stockholder;

  . any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested stockholder;

  . subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

  . any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  . the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

   In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

 Rights Plan

   Our board of directors has adopted a stockholder's rights plan. In connection with the adoption of the rights plan, our board of directors declared a dividend distribution of one common stock purchase right for each outstanding share of our common stock. The distribution was payable to the stockholders of record at the close of business on the record date, March 9, 1999. Each right entitles its registered holder to purchase from Pennaco one-half of a share of common stock, at a price of $20, which price is subject to adjustment. The following is only a summary of the rights; the full description and terms of the rights are set forth in a rights agreement between Pennaco and Harris Trust and Savings Bank, as rights agent. The rights plan is filed as an exhibit to a Form 8-A filed by Pennaco with the SEC on April 16, 1999. This summary description of the rights is not complete. You should refer to the Rights Agreement for a complete discussion of the rights.

   Initially, the rights will attach to all certificates representing shares of our outstanding stock, and no separate rights certificates will be distributed. The rights will separate from our common stock and the distribution date of the rights will occur upon the earlier of:

  . ten days following the date of public announcement that a person or group of persons has become an "acquiring person", which is defined below; or

  . ten business days, or a later date as may be determined by action of our board of directors prior to the time a person becomes an acquiring person, following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer upon consummation of which the offeror would, if successful, become an acquiring person.

   The foregoing date that is first to occur is the "distribution date."

   The term "acquiring person" means any person who or which, together with all of its affiliates and associates, is the beneficial owner of 15% or more of our outstanding common stock, but shall not include:

  .  Pennaco or any of our subsidiaries or any of our employee benefit plans;
     or

  . RIS Resources International Corp. and its subsidiaries or any other person or entity in which RIS is at the time of determination the direct record and beneficial owner of all outstanding voting securities.

   The rights agreement provides that, until the distribution date, the rights will be transferred with and only with our common stock. Until the distribution date, or an earlier redemption or expiration of the rights, new common stock certificates issued after March 9, 1999, upon transfer or new issuance of common stock, will contain a notation incorporating the rights agreement by reference. Until the distribution date, or an earlier redemption or expiration of the rights, the surrender for transfer of any certificates for our common stock outstanding as of March 9, 1999, even without the notation or a copy of the summary of rights being attached, will also constitute the transfer of the rights associated with our common stock represented by such certificate. As soon as possible following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date and such separate rights certificates alone will evidence the rights.

   The rights are not exercisable until the distribution date and will expire on March 9, 2009.

   The price payable and the number of one-half of a share of our common stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock;

  . upon the grant to holders of our common stock of rights or warrants to subscribe for or purchase shares of our common stock at a price, or securities convertible into our common stock with a conversion price, less than the then current market price of our common stock; or

  . upon the distribution to holders of our common stock of evidences of indebtedness or assets, excluding regular periodic cash dividends paid or dividends payable in our common stock, or of subscription rights or warrants, other than those referred to in the second point above.

   The number of outstanding rights and the number of one-half of a share of common stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in the common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, before the distribution date.

   In the event that following a stock acquisition date, which is the date of public announcement that a person has become an acquiring person, we are acquired in a merger or other business combination transaction or more than 50% of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right, which is known as the flip-over right.

   In the event that a person other than an exempt person becomes an acquiring person, proper provision shall be made so that each holder of a right, other than the acquiring person and its affiliates and associates, will thereafter have the right to receive upon exercise that number of shares of common stock, or, under certain circumstances, cash, other equity securities or property of Pennaco having a market value equal to two times the purchase price of the rights, which is known as the flip-in right. Upon the occurrence of the foregoing event giving rise to the exercisability of the rights, any rights that are or were at any time owned by an acquiring person will become void.

   With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. Upon exercise of the rights, no fractional shares of common stock will be issued and cash will be paid in the place of fractional shares of common stock.

   At any time prior to the earlier to occur of (1) 5:00 p.m., Houston, Texas time, on the 10th day after the stock acquisition date or (2) the expiration of the rights, we may redeem the rights in whole, but not in part, at a price of $0.01 per right, which is known as the redemption price; provided, that (a) if the board of directors authorizes redemption on or after the time a person becomes an acquiring person, then that authorization must be by board approval and (b) the period for redemption may, upon board approval, be extended by amending the rights agreement. The term "board approval" means the approval of a majority of our directors. Immediately upon any redemption of the rights described in this paragraph, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

   The terms of the rights may be amended by the board of directors without the consent of the holders of the rights at any time and from time to time provided that such amendment does not adversely affect the interests of the holders of the rights. In addition, during any time that the rights are subject to redemption, the terms of the rights may be amended by board approval, including an amendment that adversely affects the interests of the holders of the rights, without the consent of the holders of rights.

   Until a right is exercised, the holder of the rights, as such, will have no rights as a stockholder of Pennaco, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to our stockholders or to Pennaco, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for common stock or other consideration.

Limitation of Liability of Officers and Directors

   We believe that certain provisions of our certificate of incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. This is intended to allow our directors the benefit of Section 102(b)(7) of the DGCL which provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

     (a) for any breach of the director's duty of loyalty to the corporation or its stockholders,

     (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or

     (d) for any transaction for which the director derived an improper personal benefit.

   Article VIII of Pennaco's Certificate of Incorporation contain such a provision.

   Our certificate of incorporation and bylaws generally require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also require us to advance expenses to our directors and officers to the fullest extent permitted by Delaware upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by Pennaco. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Pennaco pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. We intend to obtain, prior to the completion of this offering, officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act. There is no pending litigation or proceeding involving a director, officer, associate or other agent of Pennaco as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director, officer, associate or other agent.

Transfer Agent

   Our transfer agent and registrar for our common stock is Harris Trust and Savings Bank, P.O. Box A3504, Chicago, Illinois 60690-3504.

                 DESCRIPTION OF COMMON STOCK PURCHASE WARRANTS

   We may issue common stock purchase warrants, including warrants obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the common stock purchase warrants are issued or may be determined by reference to a specific formula set forth in the common stock purchase warrants. Any formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to the common stock purchase warrants upon the occurrence of certain events. The applicable prospectus supplement will describe the terms of any common stock purchase warrants.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

   Pennaco Capital Trust I may issue in one offering one series of trust preferred securities having terms described in the prospectus supplement. The trust's declaration of trust authorizes the administrative trustees to issue on behalf of the trust one series of trust preferred securities. The trust's declaration of trust, as amended in connection with the trust's sale of trust preferred securities, will be qualified as an indenture under the Trust Indenture Act.

   The trust preferred securities will have such terms, including distributions, redemption, voting, conversion, exchange, liquidation rights and such other preferred, deferred or other special rights or such restrictions as are set forth in the declaration or made part of the declaration by the Trust Indenture Act. You should refer to the prospectus supplement relating to the trust preferred securities of the trust for specific terms, including:

  .  the distinctive designation of the trust preferred securities;

  .  the number of trust preferred securities issued by the trust;

  . the annual distribution rate (or method of determining such rate) for trust preferred securities issued by the trust and the date or dates upon which the distributions are payable;

  . the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

  . the amount or amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

  . the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to that obligation;

  . the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to specified action or amendments to the declaration of the trust;

  . the terms and conditions, if any, upon which the assets of the trust may be distributed to holders of trust preferred securities;

  . provisions regarding convertibility or exchangeability of the trust preferred securities for our capital stock or debt securities;

  . if applicable, any securities exchange upon which the trust preferred securities will be listed; and

  . any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of the trust or with applicable law.

   We will guarantee all trust preferred securities offered to the limited extent set forth below under "Description of the Trust Guarantee."

   Any U.S. federal income tax considerations applicable to the offering of trust preferred securities will be described in the applicable prospectus supplement.

   In connection with the issuance of trust preferred securities, the trust will also issue one series of trust common securities. The declaration of trust authorizes the administrative trustees of the trust to issue on behalf of the trust one series of trust common securities. The trust's declaration of the trust will set forth the terms of the trust common securities, including terms regarding distributions, redemption, voting, liquidation rights and any restrictions. The terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust. The trust common securities will rank equally, and payments will be made on the trust common securities pro rata, with the trust preferred securities. However, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances discussed in the declaration, the trust common securities will also carry the right to vote to appoint, remove or replace any of the trustees of the trust. All of the trust common securities of the trust will be directly or indirectly owned by us.

                       DESCRIPTION OF THE TRUST GUARANTEE

   A summary of information concerning the trust guarantee which we will execute and deliver for the benefit of the holders of the trust preferred securities is set forth below. The trust guarantee will be qualified as an indenture under the Trust Indenture Act. A bank to be named in the prospectus supplement will act as the trust guarantee trustee, or indenture trustee, under the trust guarantee. The terms of the trust guarantee will be those set forth in the trust guarantee and those made part of the trust guarantee by the Trust Indenture Act. The following is a summary of the material terms and provisions of the trust guarantee. You should refer to the provisions of the form of trust guarantee and the Trust Indenture Act for a more complete discussion. We have filed the form of trust guarantee as an exhibit to the registration statement of which this prospectus is a part. The trust guarantee will be held by the trust guarantee trustee for the benefit of the holders of the trust preferred securities.

General

   Pennaco will irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay the trust guarantee payments described below in full to the holders of the trust preferred securities issued by the trust, in the event they are not paid by or on behalf of the trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert.

   The following payments with respect to trust preferred securities of the trust, or trust guarantee payments, not paid by the trust when due, will be subject to the related trust guarantee:

  . any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent the trust will have funds legally and immediately available for payment;

  . the redemption price of any trust preferred securities called for redemption by that trust, including all accrued and unpaid distributions to the date of redemption, to the extent the trust has funds available for payment; and

  . upon dissolution, winding-up or termination of the trust (other than in connection with the distribution of the assets of the trust to the holders of trust preferred securities or the redemption of all of the trust preferred securities), the lesser of:

    (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available for payment; and

    (b) the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities in liquidation of the trust.

   Our obligation to make a trust guarantee payment will be satisfied by our direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the required amounts to the holders.

   The trust guarantee will be a full and unconditional guarantee with respect to the trust preferred securities, but will not apply to any payment of distributions when the trust does not have funds "legally and immediately" available for payment. If we do not make interest payments on the subordinated debt securities purchased by the trust, the trust will not pay distributions on the trust preferred securities issued by it and will not have funds "legally and immediately" available for such payment.

   We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the trust common securities (the trust common securities guarantee) to the same extent as the trust guarantee, except that upon an event of default under the subordinated indenture relating to the subordinated debt securities purchased by that trust, holders of trust preferred securities will have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Covenants

   In the trust guarantee, we will covenant that, so long as any trust preferred securities remain outstanding, if any event that would constitute an event of default under the trust guarantee or the declaration of trust occurs, then we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make any liquidation payment with respect to, any of our capital stock, with the following exceptions:

  . purchases or acquisitions of shares of our common stock in connection with our obligations under our employee benefit plans;

  . purchases or acquisitions of shares of our common stock in connection with our obligations under any contract or security requiring us to purchase shares of our common stock; or

  . the purchase of fractional interests in shares of our capital stock as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or make any guarantee payments with respect to the foregoing.

   Additionally, we will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities, including guarantees, issued by us which rank equally with or junior to the subordinated debt securities.

Modification of the Trust Guarantee; Assignment

   Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, the trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities of the trust. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in the trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the trust preferred securities of the trust then outstanding.

Termination

   The trust guarantee will terminate as to the trust preferred securities of the trust upon the first to occur of:

  . full payment of the redemption price of all trust preferred securities of the trust;

  . distribution of the assets of the trust to the holders of the trust preferred securities of the trust; and

  . full payment of the amounts payable upon liquidation of the trust in accordance with the declaration of trust.

   The trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Events of Default

   An event of default under the trust guarantee will occur upon our failure to perform any of our payment or other obligations under the trust guarantee.

   The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the trust guarantee trustee under the trust guarantee. If the trust guarantee trustee fails to enforce the trust guarantee, any holder of trust preferred securities relating to the trust guarantee may institute a legal proceeding directly against us to enforce the trust guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the trust guarantee trustee or any other person or entity. However, if we have failed to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment. We waive any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against us.

Status of the Trust Guarantee

   The trust guarantee will constitute an unsecured obligation of Pennaco and will rank:

  . subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities made equal in priority or subordinate by their terms;

  . equally with the most senior preferred or preference stock that we may issue and with any guarantee that we may enter into in respect of any preferred or preference stock of any our affiliates; and

  .  senior to our common stock.

   The terms of the trust preferred securities provide that each holder of trust preferred securities of the trust, by acceptance of the securities, agrees to the subordination provisions and other terms of the trust guarantee relating to the trust preferred securities.

   The trust guarantee will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Trust Guarantee Trustee

   Prior to the occurrence of a default with respect to the trust guarantee and after the curing or waiving of all events of default with respect to the trust guarantee, the trust guarantee trustee undertakes to perform only those duties as are specifically set forth in the trust guarantee. In case an event of default has occurred and has not been cured or waived, the trust guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the trust guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

   We and certain of our affiliates may, from time to time, maintain a banking relationship with the trust guarantee trustee.

Governing Law

   The trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                     RELATIONSHIP AMONG THE TRUST PREFERRED
                       SECURITIES, THE SUBORDINATED DEBT
                       SECURITIES AND THE TRUST GUARANTEE

   As long as we make payments of interest and other payments when due on the subordinated debt securities, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

  . the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate stated liquidation preference of the trust preferred securities;

  . the interest rate and interest and other payment dates of the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  . we will pay any and all costs, expenses and liabilities of the trust, except the trust's obligations to holders of its trust preferred securities under the terms of such trust preferred securities; and

  . the declaration of trust prohibits the trust from engaging in any activity that is not consistent with the limited purposes of the trust.

   We irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities of the trust, to the extent the trust has funds available for the payment of such distributions as described in "Description of the Trust Guarantee" in this prospectus. Taken together, our obligations under the subordinated debt securities, the subordinated indenture, the declaration of trust and the trust guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its trust preferred securities. If we do not make payments on the subordinated debt securities, the trust will not pay distributions or other amounts due on the trust preferred securities. The trust guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay the distributions. In this event, the remedies of a holder of the trust preferred securities of the trust are described in this prospectus under "Description of the Trust Guarantee--Events of Default." Our obligations under the trust guarantee are unsecured and are subordinate and junior in right of payment to all of our other liabilities.

   Notwithstanding anything to the contrary in the subordinated indenture and to the extent set forth in the subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the subordinated indenture with and to the extent we have made, or are concurrently on the date of such payment making, a payment under the trust guarantee.

   A holder of trust preferred securities of the trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee without first instituting a legal proceeding against the trust guarantee trustee, the trust or any other person or entity.

   The trust preferred securities of the trust evidence a beneficial interest in the trust. The trust exists for the sole purpose of issuing the trust securities and investing the proceeds in subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of subordinated debt securities is that a holder of subordinated debt securities is entitled to receive from us the principal amount of and interest accrued on subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust, or from us under the trust guarantee, if and to the extent the trust has funds available for the payment of such distributions.

   Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the subordinated debt securities, the holders of the trust preferred securities of the trust will be entitled to receive, out of assets held by the trust and after satisfaction of liabilities to creditors of the trust as provided by applicable law, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of us, the property trustees of the trust, as holder of the subordinated debt securities of the trust, would be a subordinated creditor of us, subordinated in right of payment to all of our senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under the trust guarantee and we have agreed to pay for all costs, expenses and liabilities of the trust other than the trust's obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities and a holder of subordinated debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

   A default or event of default under any of our senior debt will not constitute a default or event of default under the subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the subordinated indenture may provide that no payments may be made on the subordinated debt securities until our senior debt has been paid in full or any payment default under our senior debt has been cured or waived. Our failure to make required payments on a series of subordinated debt securities would constitute an event of default under the subordinated indenture.

                              PLAN OF DISTRIBUTION

   We may sell the securities through agents, through underwriters or dealers or directly to one or more purchasers.

By Agents

   Securities may be sold through agents designated by us. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

   If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

   We may also sell these securities directly. In this case, no underwriters or agents would be involved.

General Information

   Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

   We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

                                 LEGAL MATTERS

   The validity of the securities will be passed upon by Andrews & Kurth L.L.P., Houston, Texas. The validity of the trust preferred securities under Delaware Law will be passed upon for the Pennaco Capital Trust I by special Delaware counsel identified in the related prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

                                    EXPERTS

   Some of the information incorporated by reference in this registration statement regarding the estimated quantities of reserves of the underlying properties we own, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Ryder Scott Company independent petroleum engineers.

   The financial statements of Pennaco Energy, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999 and for the period from January 25, 1998 (inception) to December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of Pennaco Energy, Inc. issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The expenses of the offering are estimated to be as follows:

      SEC Registration Fee............................................. $26,400
      Printing Expenses................................................  10,000
      Legal Fees and Expenses..........................................  15,000
      Accounting Fees and Expenses.....................................   5,000
      Miscellaneous....................................................   5,000
                                                                        -------
          TOTAL........................................................ $61,400
                                                                        =======

Item 15. Indemnification of Directors and Officers

   Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

   Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

   Article VIII and IX of Pennaco's Certificate of Incorporation provide that:

   "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

   "The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any officer or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person."

   Article VI of Pennaco's bylaws further provides that Pennaco shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law.

   In addition, Pennaco and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which Pennaco or such persons may be required to make in respect thereof.

   The limitations on liability in Article VIII described above would apply to violations of the federal securities laws. However, the registrant has been advised that in the opinion of the SEC, indemnification for liabilities under the Securities Act of 1933 is against public policy and therefore unenforceable.

   Item 16. Exhibits.

     Exhibit
     No.       Title
      *1.1     Form Securities Underwriting Agreement
      *1.2     Form of Equity Securities Underwriting Agreement
       3.1     Certificate of Incorporation (filed as Exhibit 3.1 to the
               Company's Post-Effective Amendment No. 1 to Form SB-2 on
               Form S-3 File No. 333-68317, filed June 27, 2000 and
               included herein by reference)
       3.2     Bylaws (filed as Exhibit 3.2 to the Company's Post-
               Effective Amendment No. 1 to Form SB-2 on Form S-3 File
               No. 333-68317, filed June 27, 2000 and included herein by
               reference)
      *4.1     Form of Senior Indenture (including form of Senior Debt
               Security)
      *4.2     Form of Subordinated Debt Indenture (including form of
               Subordinated Debt Security)
       4.3     Certificate of Trust of Pennaco Capital Trust I
       4.4     Declaration of Trust of Pennaco Capital Trust I (including form of certificate of Trust Preferred Securities)
      *4.5     Form of Trust Guarantee between Pennaco Energy, Inc. and
               Pennaco Capital Trust I
      *5.1     Opinion of Andrews & Kurth L.L.P.
      *5.2     Opinion of Counsel as to the legality of the Trust
               Preferred Securities of Pennaco Capital Trust I
     *12.1     Computation of Ratio of Earnings to Fixed Charges
      23.1     Consent of KPMG LLP
      23.2     Consent of Ryder Scott Company
     *23.3     Consent of Andrews & Kurth L.L.P. (included in Exhibit
               5.1)
     *23.4     Consent of Delaware counsel (included in Exhibit 5.2)
      24.1     Power of Attorney (included on signature page)
     *25.1     Form T-1 Statement of Eligibility of trustee for the
               Senior Debt Securities
     *25.2     Form T-1 Statement of Eligibility of trustee for the
               Subordinated Debt Securities

--------
*To be filed as an exhibit to our Current Report on Form 8-K in connection with a specific offering.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any additional or changed material information on the plan of distribution.

    (2) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, to the City of Denver, State of Colorado, on the 9th day of August, 2000.

                                          PENNACO ENERGY, INC.

                                                     /s/ Paul M. Rady
                                          By: _________________________________
                                                       Paul M. Rady
                                                Chief Executive Officer and
                                                         President

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul M. Rady and Glen C. Warren, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2000.

 /s/ Paul M. Rady                           Chairman of the Board of Directors,
___________________________________________   Chief Executive Officer,
Paul M. Rady                                  President (Principal Executive Officer)

 /s/ Glen C. Warren, Jr.                    Chief Financial Officer, Executive Vice
___________________________________________   President, and Director (Principal
Glen C. Warren, Jr.                           Financial and Accounting Officer)

                                            Vice President--Legal, Secretary, Director
___________________________________________
Gregory V. Gibson

 /s/ David W. Lanza                         Director
___________________________________________
David W. Lanza

 /s/ Paul M. Rady                           Director
___________________________________________
Paul M. Rady

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Penneco Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 9th day of August, 2000.

                                          PENNACO CAPITAL TRUST I

                                          By: Pennaco Energy, Inc.

                                                     /s/ Paul M. Rady
                                          By: _________________________________
                                                       Paul M. Rady
                                                Chief Executive Officer and
                                                         President

                                 EXHIBIT INDEX


  Exhibit
    No.                                Title
  -------                              -----
  *1.1     Form Securities Underwriting Agreement
  *1.2     Form of Equity Securities Underwriting Agreement
   3.1     Certificate of Incorporation (filed as Exhibit 3.1 to the
           Company's Post-Effective Amendment No. 1 to Form SB-2 on Form
           S-3 File No. 333-68317, filed June 27, 2000 and included
           herein by reference)
   3.2     Bylaws (filed as Exhibit 3.2 to the Company's Post-Effective
           Amendment No. 1 to Form SB-2 on Form S-3 File No. 333-68317,
           filed June 27, 2000 and included herein by reference)
  *4.1     Form of Senior Indenture (including form of Senior Debt
           Security)
  *4.2     Form of Subordinated Debt Indenture (including form of
           Subordinated Debt Security)
   4.3     Certificate of Trust of Pennaco Capital Trust I
   4.4     Declaration of Trust of Pennaco Capital Trust I (including form of certificate of Trust Preferred Securities)
  *4.5     Form of Trust Guarantee between Pennaco Energy, Inc. and
           Pennaco Capital Trust I
  *5.1     Opinion of Andrews & Kurth L.L.P.
  *5.2     Opinion of Counsel as to the legality of the Trust Preferred
           Securities of Pennaco Capital Trust I
 *12.1     Computation of Ratio of Earnings to Fixed Charges
  23.1     Consent of KPMG LLP
  23.2     Consent of Ryder Scott Company
 *23.3     Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)
 *23.4     Consent of Delaware counsel (included in Exhibit 5.2)
  24.1     Power of Attorney (included on signature page)
 *25.1     Form T-1 Statement of Eligibility of trustee for the Senior
           Debt Securities
 *25.2     Form T-1 Statement of Eligibility of trustee for the
           Subordinated Debt Securities

--------
*To be filed as an exhibit to our Current Report on Form 8-K in connection with a specific offering.